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                                                                   Exhibit 10.32



                                    AGREEMENT

        This Agreement (the "Agreement") is entered into this 21 day of April, 1999, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc., Horseshoe Entertainment, L.P., and New Gaming Capital Partnership (Horseshoe Gaming L.L.C., Horseshoe Entertainment, L.P., Horseshoe Gaming, Inc., New Gaming Capital Partnership and all of their affiliates and subsidiary companies are sometime collectively referred to herein as the "Horseshoe Companies"); Jack B. Binion ("Binion"); Wendell Piper; Cassandra Piper; and Robert E. Piper, Jr. (Cassandra Piper, Wendell Piper and Robert E. Piper, Jr. are sometimes referred to collectively herein as the "Pipers").

        RECITALS

        WHEREAS, Horseshoe Entertainment, L.P. owns and operates a gaming and hotel facility and related operations in Bossier City, Louisiana;

        WHEREAS, Robinson Property Group, L.P. owns and operates a gaming and hotel facility in Tunica, Mississippi (the "Tunica Facility");

        WHEREAS, New Gaming Capital Partnership, Wendell Piper, Cassandra Piper and August Robin, among others, are partners in Horseshoe Entertainment, L.P.;

        WHEREAS, Horseshoe Gaming, L.L.C., the parent company of New Gaming Capital Partnership, is in the process of pursuing additional gaming opportunities and is currently a party to an agreement to acquire additional casinos and hotel facilities in Hammond, Indiana and Joliet, Illinois (the "Additional Operations");

        WHEREAS, Horseshoe Gaming, L.L.C. is in the process of a debt offering pursuant to Rule 144A of the Securities Act of 1933, as amended (the "144A Debt Offering"); and

        WHEREAS, Robert E. Piper, Jr. asserts that he is the owner of an option to purchase a percentage of the profits and/or losses from the Tunica Facility (the "Tunica Option").

        TERMS AND CONDITIONS

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



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1.      Effective Date; Contingencies. All of the obligations of any party pursuant to this Agreement shall be effective and enforceable only upon the execution of this Agreement by all of the parties hereto and the execution by August Robin of an agreement similar in nature to this Agreement. The date upon which all of the agreements contemplated in this paragraph are fully executed shall be the "Effective Date" of the Agreement. Neither the transactions contemplated by this Agreement nor any transactions similar in nature involving the Horseshoe Companies and August Robin shall be consummated unless both such transactions are consummated.

2. Outstanding Loans. The Pipers acknowledge that as of March 31, 1999, they collectively owe Horseshoe Companies $3,419,600 (the "Debt"). The Debt shall be paid to the Horseshoe Companies as provided in the paragraphs of this Agreement containing covenants not to compete. All outstanding promissory notes representing the Debt shall be canceled and the Pipers shall execute a new promissory note in the amount of $3,419,600 (the "Replacement Note"). The Replacement Note shall reflect the terms of this Agreement and interest shall accrue at a rate of 7% per annum only after the sums become due and payable pursuant to the terms of the Replacement Note. The K-1s for 1999 for Cassandra Piper and Wendell Piper shall incorporate and reflect an adjustment increasing their income by the sum of $377,238, plus any distribution made during 1999, plus all other amounts attributable to Cassandra Piper and Wendell Piper as income as required by the Partnership Agreement of Horseshoe Entertainment L.P

3. Amounts Stated in the Aggregate. In each instance in this Agreement where a sum or sums payable to Cassandra Piper and Wendell Piper is identified, that sum or those sums represent the aggregate amount payable to both Cassandra Piper and Wendell Piper. Such aggregate amounts shall be allocated to each of them individually in accordance with their respective partnership interests.

4. Grant of Option and Consideration for Grant. Wendell Piper and Cassandra Piper hereby grant to each of the Horseshoe Companies an option (the "Option") to purchase subject to all necessary regulatory approval, all of their ownership, capital, or equity interests including but not limited to partnership interest, stock or option to acquire any capital or equity interest, in the Tunica Facility, Robinson Property Group, L.P., Horseshoe Entertainment, L.P. and Horseshoe Companies (all such interests being the "Interests"). This Option is being granted to Horseshoe Companies in exchange for the aggregate amount of $2,000,000, to be paid to Wendell and Cassandra Piper which $2,000,000 is non refundable if Horseshoe Companies fails to exercise the Option. Horseshoe Companies shall pay the Option Price in two installments. The first installment of $1,000,000 shall be paid upon the Effective Date of this Agreement and the second installment of $1,000,000 shall be paid on or before January 15, 2000.

5. Exercise Period. The Option shall expire on December 15, 1999. In the event Horseshoe Entertainment, L.P. decides to exercise the Option, Horseshoe Entertainment, L.P. shall transmit, prior to the expiration of the Option, to Robert E. Piper, Jr. an indication of Horseshoe



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Entertainment, L.P.'s intent to exercise the Option. Upon transmittal of such notice, the Option shall be deemed to have been exercised without any further action being necessary.

6. Exercise Price. The exercise price to be paid by Horseshoe Entertainment, L.P. to Wendell Piper and Cassandra Piper shall be the aggregate sum of $6,000,000 and shall be paid in installments in the following manner: (i) $2,080,000 to be paid on December 15, 2000, and (ii) $3,920,000 to be paid on December 15, 2001.

7. Participation in Sale By Binion. If, within five years of the date of this Agreement, the Binion Family Interests collectively sells in excess of a 50% interest in Horseshoe Gaming, LLC, for a purchase price consisting of cash, debt or publicly traded securities or any combination thereof having a value of in excess of $5,350,000 per 1% interest sold, then Wendell Piper and Cassandra Piper shall receive in the aggregate, a cash sum equal to 2 1/4% of the value of the sale in excess of $5,350,000 per one percent (1%) interest sold (such cash sum equal to 2 1/4% being the "Participation Payment"). For the purposes of this paragraph, the value of the sale shall be equal to (i) the cash purchase price, plus (ii) 80% of the value of the publicly traded securities as determined by the last sales price of such securities at the close of the market upon which such securities are traded, on the date the Binion Family Interests receives such securities, plus (iii) 80% of the present value of the debt. For the purposes of this paragraph, the Binion Family Interests shall mean, Binion or any entities owned or controlled by Binion, or any member of his family or any trust for the benefit of any member of his family. In the event that Cassandra Piper and Wendell Piper are entitled to the Participation Payment, all sums due from the Pipers to Horseshoe Companies shall be due and payable immediately to the extent of the Participation Payment.

8. Payment of Release and Waiver. In exchange for the release and waiver by the Pipers described in Paragraph 9, Horseshoe Companies shall deliver the aggregate amount of $500,000 to the Pipers on January 15, 2000.

9. Release and Waiver. Each of the Pipers hereby represents and warrants that he or she does not now have nor has he or she ever held any ownership interest in, or position with any other entity of any kind or nature whatsoever, having any claim against Horseshoe Companies or Binion or any of their or his current or former agents, employees, partners, officers, servants, directors, attorneys, affiliates, successors and assigns. Except for the obligation created or reaffirmed by virtue of this Agreement, each of the Pipers hereby releases, discharges and waives any and all claims, causes of action, and demands of any kind or nature whatsoever that now exist, whether known or unknown, which he may have against the Horseshoe Companies or Binion or any of their or his current or former agents, employees, partners, officers, servants, directors, attorneys, affiliates, successors and assigns. Except for the obligation created or reaffirmed by virtue of this Agreement, the Horseshoe Companies and Binion hereby release, discharge and waive any and all claims, causes of action, and demands of any kind or nature whatsoever that now exist, whether known or unknown, which each may have against the Pipers



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collectively or individually or any of their current or former agents, employees, partners, servants, attorneys, successors and assigns.

10. Consent to Additional Operations, Pledges or Encumbrances. In consideration for the aggregate sum of $325,000 to be due and payable to Wendell Piper and Cassandra Piper on January 15, 2000, Wendell Piper and Cassandra Piper hereby consents to any pledge now or at anytime in the future by the Horseshoe Companies of its direct and indirect equity interest in Horseshoe Entertainment, L.P. and Robinson Property Group L.P., or the granting of a security interest, mortgage, pledge, lien and encumbrance of any kind upon the assets of Horseshoe Entertainment, L.P. and Robinson Property Group L.P. and any other assets of the Horseshoe Companies and any entity acquired by any of the Horseshoe Companies. The Pipers specifically waive any objection or claim arising as a result of, or in any way related to the efforts of Binion or the Horseshoe Companies to purchase or finance additional gaming or related operation including but not limited to gaming and related operations in Hammond, Indiana or Joliet, Illinois.

11. Amendment to Partnership Agreement. Wendell Piper and Cassandra Piper hereby agrees to execute amendments to the Limited Partnership Agreement of Horseshoe Entertainment, L.P., allowing Horseshoe Entertainment L.P. to pledge, and/or encumber its assets or guarantee the debt of any of the Horseshoe Companies, such amendment shall include but shall not be limited to the deletion, from the Limited Partnership Agreement of Horseshoe Entertainment, L.P. of paragraphs 7.1 and 7.2 in their entirety. Wendell Piper and Cassandra Piper hereby designate, authorize and empower Binion as their attorney-in-fact to execute on behalf of each of them, the amendment to the Limited Partnership Agreement of Horseshoe Entertainment, L.P. deleting paragraphs 7.1 and 7.2 from the Limited Partnership Agreement of Horseshoe Entertainment, L.P. and making all such additional amendments to said Limited Partnership Agreement as are necessary to effect the spirit and intent of this Agreement.

12. Representations and Warranties of The Pipers. As a material inducement to Horseshoe Companies and Binion to enter into this Agreement, the Pipers represent and warrant to Horseshoe Companies and Binion that the Pipers have good and marketable title to the Interests and the Tunica Option, and that the Interests and Tunica Option are free and clear of all adverse claims, liens and encumbrances of any kind, buy-sell agreements, cross-purchase agreements, shareholder agreements or restrictions or rights of any kind.

13. Covenant Not To Compete. Upon the exercise by the Horseshoe Companies of the Option, as consideration for Horseshoe Companies obligations under this Agreement and for the aggregate sum of $3,500,000 to be due and payable on January 15, 2001, and the forgiveness of a portion of the Debt equal to $1,500,000, the Piper agree that for a period of two (2) years after the Effective Date of this Agreement (the "Restricted Period"), each of the Pipers shall not, without the express written consent of Binion, within the Parishes of Caddo, Bossier, Webster, DeSoto, Red River, and Sabine, and/or within one hundred and fifty (150) miles of any facility owned by or where Horseshoe Companies or any of their affiliates or subsidiaries is engaged in



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business, be employed by, provide consulting to or in any way assist any other person or entity during the Restricted Period, (a) directly or indirectly engage in, be employed or provide any kind of consulting services or assistance to any entity or person engaged in any activity or business that is substantially similar to or competitive with that of the Horseshoe Companies or any of their affiliates or subsidiaries; or (b) directly or indirectly engage in, own any interest in, manage, operate, join, control, lend money or other assistance to, or participate in or be connected with, as an officer, director, employee, partner, shareholder, consultant, manager, agent, or otherwise, any individual, corporation, partnership, firm, other company, business organization, or entity that is engaged in the same or substantially similar business as that engaged in by the Horseshoe Companies or any affiliates or subsidiaries. Upon the request of Horseshoe Companies, each of the Pipers shall execute a separate covenant not to compete. Nothing contained herein shall prevent any of the Pipers from participating in gaming operations in the Parishes of Orleans, St. Bernard, Jefferson, St. John the Baptist, St. James, Washington, St. Tammany, and Tangipahoa and the City of New Orleans.

14. Second Covenant Not to Compete. If Horseshoe Companies exercises the Option, then within 90 days before the expiration of the Restricted Period, the Pipers collectively shall have, at their sole discretion, the option, upon the delivery of written notice to the Horseshoe Companies prior to the expiration of the Restricted Period, to extend the Restricted Period for an additional two years in accordance with the terms and conditions described above. The option to extend the Restricted Period must be exercised by all the Pipers and cannot be exercised by less than all of the Pipers. In consideration for the Pipers exercising the option to extend the Restricted Period, the Pipers shall receive
(i) the aggregate sum of $1,820,000 on January 15, 2002, plus the forgiveness of a portion of the Debt equal to $1,361,000, and (ii) the aggregate sum of $488,000 on January 15, 2003 plus the forgiveness of the balance of the Debt equal to $550,000.

15. Reasonableness of Covenants Not to Compete. The Pipers acknowledge that the restrictions, including the Restricted Period and geographical area, specified above, are fair and reasonable in all respects. Notwithstanding anything to the contrary, in the event that these restrictions are found to be overly broad or unreasonable, the Pipers and the Horseshoe Companies and Binion agree that such restrictions shall be severable and enforceable on such modified terms as may be deemed reasonable and enforceable by court of competent jurisdiction.

16. Signing Bonus. As a signing bonus and in consideration for a release of any claim to any Interest and or any claim to or associated with the Tunica Option, or interest or right to acquire any interest in the profits and losses of the Tunica Facility including any claim to a capital account balance in the Robinson Property Group L.P. or any claim to retained earnings of the Robinson Property Group, upon the Effective Date Horseshoe Entertainment, L.P. shall pay to Robert E. Piper, Jr. $50,000.



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17.     Interest Rate. Upon a sum coming due and payable pursuant to the terms of this agreement, interest shall accrue on the principal balance outstanding from the date upon which said amount becomes due and payable at a rate of 7% per annum, until such sum is paid.

18. Notices. Any notice or other communication required to be given hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by registered or certified mail, postage pre-paid, in which case such notice shall be deemed to have been served five (5) days after the mailing thereof, to the address below:

                                        Horseshoe Gaming, L.L.C.
                                        Attn: Jack Binion
                                        4024 Industrial Road
                                        Las Vegas, NV 89103

                                        Cassandra Piper
                                        Wendell Piper
                                        Robert E. Piper, Jr.


19. No Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by the Pipers except upon the death of Wendell Piper, Robert E. Piper Jr. or Cassandra Piper, or for legitimate and reasonable estate planning purposes and upon obtaining all necessary regulatory approval, if any. All of the obligations and duties of any kind in nature whatsoever of any of the parties hereto shall be binding upon their successors and assigns.

20. Governing Law. This Agreement and all transactions contemplated hereby shall be construed, governed and enforced in accordance with the laws of the State of Louisiana and shall be treated in all respects as a State of Louisiana contract without regard to laws related to the conflicts of laws.

21. Confidentiality. The parties to this Agreement shall use their best efforts to keep confidential all information provided to them under the terms and conditions of this Agreement and which is not in the public domain. No party to this Agreement shall make any public announcement of any action provided for or contemplated by this Agreement unless the form and substance of the announcement is mutually agreed upon by all parties, which agreement shall not be unreasonably withheld or delayed. Nothing contained in this paragraph shall prohibit any public disclosure or disclosure to any regulatory agency of any kind or nature whatsoever having jurisdiction over any of the parties hereto as required by law.

22. Further Assurances. The parties to this Agreement will each use their respective best efforts to execute and deliver any additional documents and instruments, and to do all things



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necessary, proper, or advisable under the provision of this Agreement and under any applicable law to make effective any action contemplated by this Agreement. In addition, the Pipers shall cooperate with any proceeding, investigation, licensing process, or inquiry of any kind whatsoever undertaken by any government and/or regulatory body involving any of the Parties to this Agreement. Such cooperation would include, but not be limited to, providing testimony, answering questions, appearing before, providing any documentation and responding to any reasonable request of any such governmental and/or regulatory body. In light of this Agreement, each of the Pipers shall withdraw any pending request made to any regulatory or governmental agency for approval to increase their ownership interest in any of the Horseshoe Companies. All reasonable expenses incurred in connection with such cooperation shall be the responsibility of the Horseshoe Companies. Robert E. Piper, Jr. shall be entitled to receive copies of all reports for the Horseshoe Companies filed with the Securities and Exchange Commission and copies of all quarterly and annual financial statements for Horseshoe Gaming, LLC and Horseshoe Entertainment, L.P. Within thirty (30) days of acceptance of a bona fide offer to purchase in excess of 50% of the ownership of Horseshoe Gaming, LLC, Horseshoe Gaming, LLC shall provide Robert E. Piper, Jr. with a copy of such bona fide offer, except as prohibited by any confidentiality agreement imposed or required by the offeree.

23. No Waiver. No waiver or delay by either party in exercising its right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

24. Modification. This Agreement may not be amended, modified or altered except by written instrument duly executed by all of the parties hereto.

25. Arbitration. All disputes between the parties under this Agreement shall be submitted to binding arbitration in Louisiana, in accordance with the rules of the American Arbitration Association (the "Association"). In the event either party seeks arbitration, the party seeking arbitration shall provide written notice to the other parties immediately upon seeking such arbitration. The procedure for arbitration shall be in accordance with the Association's then existing rules, except that each party may select one arbitrator, and the two selected arbitrators shall choose a third arbitrator. If either party fails to select an arbitrator within forty-five (45) days after arbitration is sought, or the two arbitrators fail to select a third arbitrator within thirty days (30) after arbitration is sought, the Association shall make the selection. The award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

26. Severability. If a Court of competent jurisdiction makes a final determination that any provision of this Agreement (or any portion thereof) is invalid, illegal, or unenforceable for any reason whatsoever and all rights to appeal determination have been exhausted, or the period of time during which the appeal or determination may be perfected has expired, the validity, legality and enforce ability of the remaining provisions of this Agreement shall not in any way be affected or impaired.



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27.     Entire Agreement. This Agreement contains the entire Agreement of the parties thereto with respect to the subject matter hereof and shall be deemed to supercede all prior or contemporaneous agreements, representations, and understandings, whether written or oral concerning the subject matter of this Agreement. This Agreement states any and all payments, debts and obligations of the Horseshoe Companies owed to any of the Pipers and there are no other remaining obligations. Except as otherwise provided herein, all terms and provisions of the partnership agreement of Horseshoe Entertainment L.P. in effect as of the execution hereof, shall remain in full force and effect.


                            [Signatures on next page]











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        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

HORSESHOE GAMING, L.L.C.                HORSESHOE ENTERTAINMENT, L.P.

By: Horseshoe Gaming, Inc.,             By: New Gaming Capital Partnership, LP,
    ------------------------------          its General Partner
    its Manager

By: S/S                                 By: Horseshoe GP, Inc., its General
                                            Partner

                                        By: S/S
                                            -----------------------------------
                                            Jack B. Binion
                                            President

HORSESHOE GAMING, INC.                  NEW GAMING CAPITAL PARTNERSHIP

                                        By: Horseshoe GP, Inc., its General
                                            Partner

By: S/S                                 By: S/S
    ------------------------------          -----------------------------------
    Jack B. Binion                          Jack B. Binion
    Chief Executive Officer and             President
    Chairman of the Board


S/S                                     S/S
----------------------------------      ---------------------------------------
Jack B. Binion                          August Robin


                                        S/S
                                        ---------------------------------------
                                        Wendell Piper


                                        S/S
                                        ---------------------------------------
                                        Cassandra Piper


                                        S/S
                                        ---------------------------------------
                                        Robert E. Piper, Jr.




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        The undersigned being all of the partners of Horseshoe Entertainment,
L.P. hereby acknowledge and consent that to the extent the terms of this Agreement are in any way inconsistent with the Horseshoe Entertainment, L.P. Partnership Agreement as currently in effect, this Agreement shall constitute an amendment to the Horseshoe Entertainment, L.P.
Partnership Agreement.

                                        NEW GAMING CAPITAL PARTNERSHIP

                                        By: Horseshoe GP, Inc., its General
                                            Partner

                                        By: S/S
                                            -----------------------------------
                                            Jack B. Binion
                                            President


                                        S/S
                                        ---------------------------------------
                                        Wendell Piper


                                        S/S
                                        ---------------------------------------
                                        Cassandra Piper


                                        S/S
                                        ---------------------------------------
                                        Robert E. Piper, Jr.






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